Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, TN 37201

(615) 251-0733

(Name, address and telephone number of agent for service)

SPECTRUM BRANDS, INC.1

(Issuer with respect to the Securities)

Delaware	22-2423556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin	53562
(Address of Principal Executive Offices)	(Zip Code)

5.750% Senior Notes due 2025 and Related Guarantees

(Title of the Indenture Securities)

[1]	See table of additional obligors on Schedule A hereto

SCHEDULE A

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
AA Group (U.S.) – A LLC	Delaware	3690	45-4070567
AA Group (U.S.) – B LLC	Delaware	3690	45-4070646
Applica Mexico Holdings, Inc.	Delaware	3690	74-3100872
Armored AutoGroup Inc.	Delaware	3690	27-3620112
Armored AutoGroup Sales Inc.	Delaware	3690	27-5136040
National Manufacturing Mexico A LLC	Delaware	3690	N/A**
National Manufacturing Mexico B LLC	Delaware	3690	N/A**
National Openings, LLC	Pennsylvania	3690	46-2516338
ROV Holding, Inc.	Delaware	3690	22-2423555
ROV International Holdings LLC	Delaware	3690	N/A**
Salix Animal Health, LLC	Florida	3690	65-0965477
SB/RH Holdings, LLC	Delaware	3690	27-2812840
Schultz Company	Missouri	3690	43-0625762
STP Products Manufacturing Company	Delaware	3690	06-1408442
The Armor All/STP Products Company	Delaware	3690	36-2999270
United Industries Corporation	Delaware	3690	43-1025604

*	The address of each additional registrant’s principal executive office is c/o Spectrum Brands, Inc., 3001 Deming Way, Middleton, Wisconsin 53562, (608) 275-3340.
**	Single member LLC disregarded for U.S. tax purposes.

2

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 15th of January, 2016.

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 3, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

SEAL
Comptroller

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 15, 2016

By:	/s/ Wally Jones
Wally Jones
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2015

($000’s)

9/30/2015
Assets
Cash and Balances Due From Depository Institutions	$10,415,443
Securities	104,656,800
Federal Funds	100,570
Loans & Lease Financing Receivables	254,216,913
Fixed Assets	4,639,396
Intangible Assets	12,997,753
Other Assets	23,862,998

Total Assets	$410,889,873

Liabilities
Deposits	$305,185,303
Fed Funds	1,491,858
Treasury Demand Notes	0
Trading Liabilities	1,227,900
Other Borrowed Money	45,698,345
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	11,782,630

Total Liabilities	$368,536,036

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,210,891
Minority Interest in Subsidiaries	858,346

Total Equity Capital	$42,353,837

Total Liabilities and Equity Capital	$410,889,873